Exhibit 99.1

For Immediate Release: August 14, 2009

For More Information, Contact:
Thomas C. Leonard, Senior Vice President and Chief Financial Officer
Phone: 603-913-2300
Fax: 603-913-2305

Pennichuck Corporation Announces New Hampshire PUC Approval
Of 22% Final Rate Increase
Replaces 11% Temporary Rate Increase In Effect Since July 2008

MERRIMACK, NH (August 14, 2009) – Pennichuck Corporation (NASDAQ: PNNW) today announced that on August 13, 2009, the New Hampshire Public Utilities Commission (the “NHPUC”) issued an Order modifying and approving the rate settlement in effect between the Company’s Pennichuck Water Works, Inc. subsidiary (“Pennichuck Water”) and the Staff of the NHPUC. The Order makes effective an annualized increase in Pennichuck Water’s revenues of approximately $4.7 million, or 21.8%, and replaces an annualized temporary increase of $2.4 million, or 11%, that has been in effect since July 2008. These dollar amounts and percentages are based on 2007 water usage volumes.

The primary purpose of this rate relief, which was initiated in June 2008, is to allow Pennichuck Water to recover increased operating expenses and to obtain recovery of and a return on capital improvements principally for the then ongoing major upgrade to the company’s water treatment plant, the replacement of a 5.5 million gallon water tank, the installation of radio meter reading equipment and the replacement of aging infrastructure. In December 2008, the NHPUC approved a temporary increase of 11% effective for service rendered from July 28, 2008. The final Order now being announced replaces the temporary increase with a permanent increase of 11.4% effective as of the same service rendered date plus a step increase of 10.4% effective for billings from August 13, 2009. Increased revenues retroactive to July 28, 2008 will be recorded in the third quarter of 2009.

Commenting on Pennichuck Water’s capital improvements, Duane C. Montopoli, Pennichuck’s President and Chief Executive Officer, said, “I’m very pleased to report that the multi-year $40 million upgrade of our water treatment plant was completed earlier this year on schedule and on budget. It is a state-of-the-art facility that will enable us to continue to provide our Pennichuck Water customers with clean, safe and reliable drinking water for many years to come.”

Pennichuck Corporation is a holding company involved principally in the supply and distribution of potable water in New Hampshire through its three regulated water utilities. Its non-regulated, water-related activities include operations and maintenance contracts with municipalities and private entities in New Hampshire and Massachusetts. The Company’s real estate operations are involved in the ownership, management and commercialization of real estate in southern New Hampshire.

Pennichuck Corporation’s common stock trades on the Nasdaq Global Market under the symbol “PNNW.” The Company’s website is at www.pennichuck.com.

This news release may contain certain forward-looking statements with respect to the financial condition, results of operations and business of Pennichuck Corporation. Forward-looking statements are based on current information and expectations available to management at the time the statements are made, and are subject to various factors, risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, the results of the appeal to the New Hampshire Supreme Court of the reaffirmed eminent domain order of the New Hampshire Public Utilities Commission in favor of the City of Nashua, New Hampshire; the impact of an eminent domain taking by Nashua on business operations and net assets; legislation and/or regulation and accounting factors affecting Pennichuck Corporation’s financial condition and results of operations; the availability and cost of capital, including the impact on our borrowing costs of changes in interest rates; and, the impact of weather. Investors are encouraged to access Pennichuck Corporation’s annual and quarterly periodic reports filed with the Securities and Exchange Commission for financial and business information regarding Pennichuck Corporation, including a more detailed discussion of these and other risks and uncertainties that could affect Pennichuck Corporation’s forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statement.